Exhibit 10.24

MASTER FINANCING AGREEMENT

DATED AS OF 7/19/2022, 2022

THIS MASTER FINANCING AGREEMENT (this “Agreement”) is between WESTERN ALLIANCE EQUIPMENT FINANCE, LLC (together with its successors and assigns, if any, “Secured Party”) and the undersigned Debtor (“Debtor”). Secured Party has a mailing address of One East Washington St., Suite 1400, Phoenix, AZ 85004. The legal entity type, jurisdiction of organization, mailing address and chief place of business of Debtor is as set forth below under the signature block of Debtor. This Agreement contains the general terms that apply to the financing of Equipment (defined below) and Soft Costs (defined below). Additional terms that apply to the Equipment and Soft Costs shall be contained on a schedule in substantially the form attached hereto as Exhibit A (each, a “Schedule”). Capitalized terms used, but not otherwise defined, herein and which are defined in a Schedule shall have the respective meanings assigned to such terms in such Schedule. This Agreement is not an agreement or commitment by Secured Party or Debtor to enter into a Schedule. Secured Party shall have no obligation to accept, execute or enter into any Schedule or to provide any financial accommodations to Debtor and no Schedule shall be binding on Secured Party unless and until executed by Secured Party.

1. FINANCING, TERM AND TERMINATION:

(a) Secured Party agrees to finance Debtor’s (i) purchase of all units of equipment and other property described in the Schedule(s), and all accessories, upgrades, additions, substitutions, replacement parts and tools pertaining thereto (“Equipment” and, individually, a “unit of Equipment”) and (ii) soft costs related to any Equipment, including delivery, installation, freight, software, and Taxes (collectively, “Soft Costs”), in each case, described in any Schedule signed by both parties.

(b) This Agreement shall be effective as of the date stated above and, unless sooner terminated by Secured Party as hereinafter provided, shall continue until all of Debtor’s obligations (other than inchoate indemnity obligations) hereunder and under all Schedules are fulfilled. The term of each Schedule is as specified in such Schedule and commences upon the “Term Commencement Date” (as defined in such Schedule). In the event of a conflict between provisions of this Agreement and a Schedule, the provisions of such Schedule shall control.

2. TRANSPORTATION AND RISK OF LOSS: The Equipment will be shipped to the site identified in a Schedule by the supplier or manufacturer of the Equipment identified in the Schedule (“Supplier”). Debtor or Supplier will bear responsibility for transportation and risk of loss of the Equipment at all times. At no time will Secured Party bear the risk of loss. The use of the term “risk of loss” herein shall include, without limitation, the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever.

3. CREATION OF SECURITY INTEREST: Debtor grants to Secured Party, its successors and assigns, a first priority security interest in and against the Equipment (including any embedded software and the related software license(s)) and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof. This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor and any entity managed or controlled by Debtor to Secured Party, now existing or arising in the future, and any renewals, extensions and modifications of such debts, obligations and liabilities.

4. MONTHLY INSTALLMENTS: Debtor shall pay monthly installments to Secured Party at its address stated above, except as otherwise directed by Secured Party. Installments shall be in the amount set forth in the applicable Schedule and are due in arrears beginning on the Term Commencement Date and on the same day of each consecutive month thereafter. If any advance monthly installment (as stated in the applicable Schedule) is payable, it shall be due on or before Debtor signs such Schedule and shall be applied in the manner set forth under such Schedule. In no event shall any advance monthly installment or any other payment be refunded to Debtor. If a monthly installment is not paid within five days of its due date, Debtor agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such installment but not exceeding the lawful maximum, if any. All payments made by Debtor to Secured Party pursuant to this Agreement may be applied by Secured Party, in its sole and absolute discretion, to late charges, interest and other such charges due hereunder, to principal due hereunder, and to any other amounts due hereunder or under any other agreement, in any order and manner selected by Secured Party. Debtor waives any right it may have to direct the application of any payments made by it to Secured Party, and Secured Party may at its option offset and deduct any liability or obligation of Debtor from any or all sums owed by it to Debtor.

5. TAXES: If permitted by law, Debtor shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against (i) any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), (ii) this Agreement (or any payments or receipts hereunder) with respect to any Equipment, (iii) any Schedule, (iv) Secured Party with respect to any Equipment, this Agreement or any Schedule or (v) Debtor (except (a) to the extent such taxes, fees or assessments are being contested by Debtor, but only if and only for so long as (i) Debtor has paid the amount of the applicable taxes, fees or assessments to Secured Party, if Secured Party has paid the amount thereof to the relevant taxing authority, (ii) no Event of Default has occurred and is continuing, (iii) such contest is being diligently conducted by Debtor by appropriate proceedings and in good faith, and (iv) such contest does not, or could not reasonably be expected to, subject any Equipment to a lien or the risk of forfeiture, confiscation or seizure, or (b) if such taxes, fees or assessments do not in any way relate to any Equipment, this Agreement or any Schedule, such taxes, fees or assessments do not, individually or in the aggregate, exceed $100,000), in each case, by any governmental entity or taxing authority during or related to the term of this Agreement, or to any other period during which Debtor had use or possession of the Equipment, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively “Taxes”). Debtor shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Secured Party. Debtor shall promptly reimburse Secured Party (on an after-tax basis) for any documented Taxes charged to, assessed against or paid by Secured Party. Debtor shall send Secured Party a copy of each report or return and evidence of Debtor’s payment of Taxes upon reasonable request by Secured Party. Debtor’s obligations under this Section 5 to reimburse Secured Party (on an after-tax basis) for any documented Taxes charged to, assessed against or paid by Secured Party shall survive any expiration or termination of this Agreement.

6. REPORTS:

(a) If any tax charge or other lien shall attach to any Equipment, Debtor will notify Secured Party in writing within ten days after Debtor becomes aware of the tax, charge or lien. The notice shall include the full particulars of the tax, charge or lien and the location of such Equipment on the date of the notice.

(b) Upon the written request of Secured Party, Debtor will deliver to Secured Party: (a) if required by Debtor’s board of directors, Debtor’s audited financial statements, certified by a recognized firm of certified public accountants, within 270 days of Debtor’s fiscal year ended December 31, 2021 and within 180 days after the end of each fiscal year of Debtor thereafter; (b) copies of Debtor’s monthly unaudited consolidated financial statements, together with a compliance certificate by the chief financial officer of Debtor certifying that such financial statements are true and correct and have been prepared in accordance with GAAP (except for (i) non-compliance with FAS 123R with respect to monthly financial statements, and (ii) with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit and purchase price accounting adjustments) and no Event of Default or event with the passage of time or giving of notice would constitute an Event of Default has occurred hereunder, within 30 days of the close of each fiscal month of Debtor; (c) annual board-approved operating budget of Debtor acceptable to Secured Party, within the later of (i) 30 days after fiscal year end and (ii) board approval; and (d) any additional information reasonably requested by Secured Party.

(c) Secured Party may inspect any Equipment during normal business hours after giving Debtor at least three (3) business days prior written notice (except as otherwise provided in Section 10).

(d) If any Equipment is lost or damaged (where the estimated repair cost would exceed the greater of 10% of the original equipment cost or $25,000), or is otherwise involved in an accident causing personal injury or property damage, Debtor will promptly and fully report the event to Secured Party in writing.

(e) Debtor will not change its state of incorporation or organization or its name as it appears in official filings in the state of its incorporation or organization without giving Secured Party at least 10 days’ prior written notice.

7. MAINTENANCE:

(a) Debtor’s use of the Equipment shall be subject to the Supplier’s terms and conditions of sale, including, but not limited to, any requirements regarding site preparation. Debtor further acknowledges that in the event the Equipment contains embedded software, such software is subject to the proprietary rights of the owner thereof and Debtor’s use of such software will be subject to the terms of any related software licenses.

(b) Debtor will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted, and also maintain the Equipment in accordance with Supplier’s recommendations. Debtor shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement.

(c) Debtor will not attach or install anything on any Equipment that will materially impair the originally intended function or use of such Equipment. All additions, parts, supplies, accessories, and equipment (“Additions”) furnished or attached to any Equipment that are not readily removable shall become the property of Secured Party. All Additions shall be made only in compliance with applicable law.

8. INSURANCE: Debtor shall, at its own expense, keep the Equipment insured with companies acceptable to Secured Party for such amounts and against such hazards as Secured Party may require, including, but not limited to, all risk physical damage insurance for the Equipment itself, with losses under the policies payable to Secured Party or its assigns, if any, and liability coverage for personal injuries, death and/or property damage on terms satisfactory to Secured Party. Secured Party and/or its officers, agents, employees and/or successors and/or assigns shall be named as an additional insured under all such insurance policies with loss payable clauses under said policies payable in Secured Party’s favor, as Secured Party’s interest may appear. The Equipment shall be insured for not less than the amount specified by Secured Party. Said liability insurance shall be in an amount of not less than five million dollars ($5,000,000.00) or such other amount as Secured Party shall reasonably specify. Upon the occurrence and during the continuance of an Event of Default, Debtor hereby appoints Secured Party as its attorney-in-fact to make proofs of loss and claims for insurance and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made with respect to such insurance policies. Debtor may not make adjustments with insurers during the existence of an Event of Default except with Secured Party’s prior written consent. The policies will provide that the insurance may not be altered or canceled by the insurer until after thirty days written notice to Secured Party. In the event of damage to or loss, secretion, destruction or theft of the Equipment, or any portion thereof, whether in whole or in part, Debtor will pay to Secured Party the amount specified by Secured Party for all Equipment, or of the portion of the Equipment affected if the value and use of the remainder of the Equipment are not affected at the time of such occurrence (except to the extent that Secured Party indefeasibly receives proceeds of insurance covering such

Equipment), provided that so long as no Event of Default exists, Debtor may, at Debtor’s option, apply proceeds of insurance, in whole or in part, (i) to repair or comparably replace the Equipment or any portion of it, (ii) purchase other property useful in Debtor’s business, or (iii) to satisfy any of Debtor’s obligations under this Agreement or any Schedule. Upon the request of Secured Party, Debtor shall deliver to Secured Party evidence reasonably satisfactory to Secured Party that Debtor is in compliance with all insurance requirements set forth in this Section 8, which evidence so requested may include insurance certificates from each relevant insurer.

9. ACCESSES AND REMOVAL:

(a) The cost of removal and turnover, including all transportation, of the Equipment in the event of Debtor’s default under a Schedule will be at Debtor’s expense. If Debtor makes modifications to the Equipment site after the Equipment has been installed which impede the removal of such Equipment, the cost of removing the impediments and restoring the site will be at Debtor’s expense.

(b) If, following the occurrence and during the continuance of an Event of Default, Secured Party exercises its right to demand that Debtor turn over the Equipment to Secured Party, Debtor shall turn the Equipment over to Secured Party or its designee, in substantially the same condition and appearance as when received by Debtor (reasonable wear and tear excepted) and in good working order and condition, operable in accordance with Supplier’s then prevailing performance specifications. All waste material and fluid must be removed from the Equipment and disposed of by Debtor in accordance with then current waste disposal laws. If the Equipment is not so turned over, Secured Party, at Debtor’s sole expense, may have the Equipment restored to such a condition.

10. DEFAULT AND REMEDIES:

(a) Secured Party may declare this Agreement in default (an “Event of Default”) if: (i) Debtor breaches its obligation to pay monthly installments or any other sum owing to Secured Party under this Agreement when due and fails to cure the breach within ten days; (ii) Debtor breaches any of its insurance obligations under Section 8 above; (iii) Debtor assigns any of its interests in this Agreement, any Schedule or in any Equipment without the Secured Party’s prior written consent; (iv) Debtor breaches any of its other obligations under this Agreement or any Schedule and fails to cure that breach within 30 days after written notice from Secured Party; (v) any representation or warranty made by Debtor in connection with this Agreement shall be incorrect, false or misleading in any material respect; (vi) [reserved]; (vii) Debtor or any guarantor or other obligor for Debtor’s obligations hereunder (“Guarantor”) becomes insolvent or ceases to do business as a going concern; (viii) Debtor or any Guarantor defaults in the payment or performance of any obligation or indebtedness of any kind or description, whether direct, indirect, absolute or contingent, due or to become due, now existing or later arising, which is owing to Secured Party or any of its affiliates; (ix) if Debtor or any Guarantor is a natural person, any death or incompetency of Debtor or such Guarantor; (x) a petition is filed by or against Debtor or any Guarantor under any bankruptcy or insolvency laws (in which event it shall be an immediate Event of Default) and in the event of an involuntary petition, the petition is not dismissed within 45 days of the filing date; (xi) Debtor improperly files an amendment or termination statement relating to a filed financing statement describing any Equipment; or (xii) Debtor adopts a plan of statutory division, files a certificate of division or is otherwise the subject of or engages in a statutory division, regardless of whether Debtor continues to exist or is terminated as part of the division. An Event of Default hereunder or under any Schedule or a default by Debtor or any entity managed or controlled by Debtor under any other agreement or contract with Secured Party or any of its affiliates, will at Secured Party’s sole option, constitute a default of this Agreement and all Schedules.

(b) Upon the occurrence and during the continuance of an Event of Default hereunder, Secured Party shall have the nonexclusive option to: (i) declare the outstanding principal amount and all accrued and unpaid interest under any or all of the Schedules immediately due and payable; (ii) declare all other amounts due Secured Party hereunder or under any Schedule immediately due and payable; (iii) collect from Debtor, on all monies due but unpaid for more than five days, a late charge of five cents per dollar on, and in addition to, the amount of all such monies, but not exceeding the lawful maximum; (iv) take possession of the Equipment and remove same from its existing location(s) without notice to or consent of Debtor; and store and/or dispose of (by public sale or otherwise) the Equipment at its then existing location(s) at no charge to Secured Party; (v) sell or lease any or all units of Equipment at public or private sale or lease at such time or times as Secured Party may determine and if notice thereof is required by law, any notice in writing of any such sale or lease by Secured Party to Debtor not less than ten days prior to the date thereof shall constitute reasonable notice thereof to Debtor; (vi) otherwise dispose of, hold, use, operate, or keep idle such Equipment, all as Secured Party, in its sole discretion, may determine; and (vii) assert any other remedies available to Secured Party at law or in equity (including, without limitation, under the applicable Uniform Commercial Code). Should Secured Party elect to foreclose or realize upon the Equipment, Debtor agrees that Debtor’s rights and interest under each software licensing agreement relating thereto, including the related software, will be automatically, and without any further action required of any party, assigned to Secured Party, but that Secured Party will have no obligations or liabilities under such software licensing agreement, all of which will remain with Debtor and that Secured Party may exercise any of the rights provided in such software licensing agreement to the exclusion of Debtor.

(c) After deducting all expenses of retaking, repairing, holding, transporting, selling and/or reletting the Equipment, the net proceeds (if any) from such sale or reletting by Secured Party shall be applied against Debtor’s obligations hereunder. The proceeds of any sale, re-lease, or other disposition (if any) shall be applied in the following order: (i) first, to pay all Secured Party’s costs, charges and expenses in taking, removing, holding, repairing, selling, re-leasing and disposing of the Equipment; (ii) second, to the extent not previously paid by Debtor (or by a Guarantor) to pay Secured Party all amounts due from Debtor hereunder; and (iii) lastly, any surplus shall be delivered to Debtor. Secured Party shall have the right to seek a deficiency from Debtor notwithstanding Secured Party’s repossession or abandonment of the Equipment, or Secured Party’s sale or reletting of the Equipment to a third party.

(d) The foregoing remedies are cumulative and nonexclusive of any other rights and remedies that Secured Party may have under any other agreement or at law or in equity and may be exercised individually or concurrently, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Debtor waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Debtor shall pay Secured Party’s reasonable and documented attorneys’ fees, agency fees, collection costs and expenses and any other costs and expenses incurred in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

11. INDEMNIFICATION: Debtor hereby agrees to indemnify Secured Party, its agents, employees, successors and assigns (each, an “Indemnified Party”) (on an after-tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement (“Claims”), other than any Claims arising from an Indemnified Party’s gross negligence or willful misconduct solely to the extent determined pursuant to a final ruling by a court of competent jurisdiction (which finding has not been modified, reversed or withdrawn). This indemnity shall include, but is not limited to, Secured Party’s strict liability in tort and Claims arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, use, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Secured Party or Debtor and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Debtor or any employee of Debtor. Debtor shall, upon request, defend any actions based on, or arising out of, any of the foregoing. All of Secured Party’s rights, privileges and indemnities contained in this Section 11 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by, Secured Party and its successors and assigns.

12. DISCLAIMER: DEBTOR ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM SECURED PARTY, ITS AGENTS OR EMPLOYEES. SECURED PARTY DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY EQUIPMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. ALL SUCH RISKS, AS BETWEEN SECURED PARTY AND DEBTOR, ARE TO BE BORNE BY DEBTOR. DEBTOR FURTHER AGREES THAT SECURED PARTY AND ITS REPRESENTATIVES HAVE NO LIABILITY TO DEBTOR FOR (I) ANY PENAL, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOST PROFIT

OR REVENUE, (II) ANY ASSISTANCE NOT REQUIRED UNDER ANY SCHEDULE, OR (III) ANYTHING OCCURRING AFTER THE END OF A SCHEDULE. THIS IS A COMMERCIAL TRANSACTION. ANY CLAIM RELATED TO THIS AGREEMENT WILL BE COVERED SOLELY BY COMMERCIAL LEGAL PRINCIPLES. SECURED PARTY, AND ITS REPRESENTATIVES AND ASSIGNS WILL NOT HAVE ANY NEGLIGENCE OR OTHER TORT LIABILITY TO DEBTOR OR ANY PERSON OR ENTITY, ARISING FROM THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY USE OF ANY EQUIPMENT.

13. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR: Debtor makes each of the following representations, warranties, and covenants to Secured Party on the date hereof and on the date of execution of each Schedule.

(a) Debtor has full power and capacity to enter into, and perform under, this Agreement, the Schedules and all related documents (together, the “Documents”). Debtor is duly qualified to do business wherever necessary to carry on its business and operations, including the jurisdiction(s) where the Equipment is or will be located except, in each case, where the failure to do so could not reasonably be expected to result in a material adverse effect to Debtor’s business .

(b) The Documents have been duly authorized, executed and delivered by Debtor and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or any person or entity with respect to the entry into or performance by Debtor of the Documents, except such as have already been obtained.

(d) The entry into and performance by Debtor of the Documents will not: (i) violate any material judgment, order, law or regulation applicable to Debtor or any provision of Debtor’s organizational documents, or (ii) result in any material breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to, any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Debtor is a party.

(e) There are no suits or proceedings pending or threatened in writing in court or before any commission, board or other administrative agency against or affecting Debtor that could reasonably be expected to result in costs or damages to Debtor of more than, individually or in the aggregate, $300,000.

(f) The Equipment is and will remain tangible personal property.

(g) Each financial statement delivered to Secured Party has been prepared in accordance with generally accepted accounting principles consistently applied, except for (i) noncompliance with FAS 123R with respect to monthly financial statements, and (ii) with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit and purchase price accounting adjustments. Since the date of the most recent financial statement delivered to Secured Party, there has been no material adverse change in the financial condition of Debtor.

(h) Debtor’s exact legal name is as set forth on the last page of this Agreement and Debtor is and will be at all times validly existing and in good standing under the laws of the state of its organization or formation (specified below under the signature block of Debtor).

(i) The Equipment will at all times be used for commercial or business purposes, and is not intended and will not be used for personal, family or household purposes.

(j) Debtor agrees that the Equipment will be used by Debtor solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies.

(k) [Reserved].

(1) Debtor will keep the Equipment free and clear of all liens, claims and encumbrances, other than (i) those which result from acts of Secured Party, (ii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Debtor, (iii) subordinate liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder, and (iv) lien securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like persons arising in the ordinary course of business, in each case, so long as the underlying claims or demands are paid by Debtor on or prior to the due date.

(m) Debtor shall comply with all material laws, rules and regulations applicable to Debtor, including without limitation, the USA PATRIOT ACT and all material laws, rules and regulations relating to import or export controls, anti-money laundering and terrorist financing.

14. USURY SAVINGS: It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule or this Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Debtor nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Debtor, at the option of Secured Party, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Debtor or otherwise; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Secured Party to receive a greater interest per annum rate than is presently allowed, Debtor agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

15. ASSIGNMENT: DEBTOR SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF DEBTOR IN THE EQUIPMENT OR THE RIGHTS OR OBLIGATIONS OF DEBTOR UNDER THIS AGREEMENT OR ANY SCHEDULE WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY. Secured Party, from time to time, may assign, sell, or transfer, in whole or in part, its interests in this Agreement, any Schedule, the right to enter into any Schedule, any other Document, and/or any Equipment, whether as part of a securitization transaction or by participation, assignment, sale or other transfer (in each case, a “Secured Party Transfer”). Upon a Secured Party Transfer of Secured Party’s entire right and interest under this Agreement or any Schedule, Secured Party shall automatically be relieved, from and after the date of such Secured Party Transfer, of liability for the performance of any obligation of Secured Party under this Agreement or such Schedule, as applicable, arising or accruing from or after such Secured Party Transfer. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Schedule to such assignee or as otherwise instructed by Secured Party, in each case, in accordance with such assigned Schedule. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or the assignee. Debtor hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever.

16. NO THIRD PARTY BENEFICIARIES: This Agreement is for the benefit of Debtor and Secured Party and no person or legal entity is, or shall be, considered an intended third party beneficiary hereof or thereof, and no person, other than Debtor and Secured Party, shall have an enforceable right to any benefits under this Agreement or any Schedule.

17. FILING: Debtor will sign and return to Secured Party when requested such instrument(s) as applicable law requires or permits to give public notice of Secured Party’s interest in the Equipment. In addition, Debtor hereby authorizes Secured Party to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Debtor hereby irrevocably appoints Secured Party or its designee as Debtor’s agent and attorney-in-fact to sign such instrument(s) on Debtor’s behalf and to file them.

18. MISCELLANEOUS:

(a) TO THE EXTENT PERMITTED BY LAW, DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE DOCUMENTS, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, ADDENDA OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) Time is of the essence of this Agreement. Secured Party’s failure at any time to require strict performance by Debtor of any of the provisions hereof shall not waive or diminish Secured Party’s right at any other time to demand strict compliance with this Agreement. If more than one Debtor is named in this Agreement, the liability of each shall be joint and several. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail, return receipt requested, or by an overnight delivery service of national reputation, to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing by notice as prescribed in this Agreement. This Agreement and any addendum, schedule and annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof. No prior proposals, statements, course of dealing, or usage of trade will be a part of this Agreement. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH OF THE PARTIES HERETO.

(c) If Debtor does not comply with any provision of this Agreement, Secured Party shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts (or if prohibited by law, such lesser sum as may be permitted) spent and obligations incurred or assumed by Secured Party in effecting such compliance shall constitute an additional installment due to Secured Party. Debtor shall pay the additional installment within five days after the date Secured Party sends notice to Debtor requesting payment. Secured Party’s effecting such compliance shall not be a waiver of Debtor’s default.

(d) Any provisions in this Agreement, any Schedule, addendum or amendment hereto that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto, but the remaining provisions shall remain enforceable as written.

(e) EACH DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. Any legal action or proceeding with respect to any Document shall be brought exclusively in the federal or state courts located in the County of Santa Clara, State of California, and Debtor accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing herein or in any other Document shall limit or restrict the right of Secured Party to commence any proceeding in the federal or state courts located in the state in which any Equipment is located to the extent Secured Party deems such proceeding necessary or advisable to exercise remedies available under any Document or to commence legal proceedings or otherwise proceed against Debtor in any other jurisdiction. Secured Party and Debtor hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(f) Debtor agrees that neither it nor its affiliates will in the future issue any press release or other public disclosure using the name of Western Alliance Equipment Finance, LLC or any of its affiliates or referring to this Agreement without at least two business days’ prior notice to Secured Party and without the prior written consent of Secured Party unless (and only to the extent that) Debtor or its affiliate is required to do so under law and then, in any event, such Debtor or affiliate will consult with Secured Party before issuing such press release or other public disclosure. Debtor consents to the publication by Secured Party of a tombstone or similar advertising material relating to the transactions contemplated by this Agreement.

(g) A manually signed copy of each Document (a “Signed Document”) may be delivered by facsimile or as a PDF file by electronic mail (E-mail) (either such delivery method being referred to herein as “Electronic Delivery”). If Debtor transmits any Signed Document by Electronic Delivery, the printed Signed Document as received by Secured Party shall be binding on Debtor as if it were manually signed in original; however, no such Signed Document delivered by Electronic Delivery shall be binding against Secured Party unless and until manually signed by Secured Party. For the purposes of executing any Document, the parties agree that (i) a Signed Document transmitted by Electronic Delivery shall be treated as an original document; (ii) the signature of any party on any such Signed Document shall be considered as an original signature; (iii) such Signed Document shall have the same effect as a counterpart thereof containing original signatures; and (iv) at the request of Secured Party, Debtor, who executed such Signed Document and transmitted it by Electronic Delivery, shall provide such original signature to Secured Party. No party may raise as a defense to the enforcement of any Signed Document that any signature of a party to such Signed Document was transmitted by Electronic Delivery.

(h) DEBTOR ACKNOWLEDGES AND CONFIRMS THAT IT HAS NOT RECEIVED ANY TAX, FINANCIAL OR ACCOUNTING ADVICE FROM SECURED PARTY OR SUPPLIER.

(i) Secured Party hereby notifies Debtor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Debtor and each Guarantor, which information includes the name and address of Debtor and each Guarantor and other information that will allow Secured Party to identify Debtor and each Guarantor in accordance with the Patriot Act. Debtor agrees, promptly following a request by Secured Party, to provide all such other documentation and information that Secured Party requests in order to comply with its ongoing obligations under any applicable law or regulation, including, but not limited to, “know your customer” and anti-money laundering rules and regulations and the Patriot Act.

(j) Debtor and its affiliates are not and shall not be or become subject at any time to any law, regulation, or list promulgated by the United States of America or any department or agency thereof (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Secured Party from entering into a loan transaction, making any advance or extension of credit to Debtor or from otherwise conducting business with Debtor.

(k) Credit to Debtor’s account may be delayed if payment is (i) not received at Secured Party’s payment address indicated in Secured Party’s invoice or other instructions from Secured Party from time to time or (ii) not accompanied by Secured Party’s invoice number. Preferred forms of payment include direct debit, wires, company checks and certified checks. Payment in any other form may delay processing or be returned to Debtor. Delayed credit may cause Debtor to incur a late payment fee. All credit for payments of Debtor’s account are subject to final payment by the institution on which the item of payment was drawn. Secured Party reserves the right to select the method by which payments and credits are allocated to Debtor’s account in Secured Party’s sole discretion. All written communication concerning disputed amounts, including any check or other payment instrument that (1) indicates that the written payment constitutes “payment in full” or is tendered as full satisfaction of a disputed amount or (2) is tendered with other conditions or limitation must be mailed or delivered to Secured Party at its address for notices set forth herein.

(1) Debtor and each of Debtor’s affiliates authorize Secured Party to disclose information about Debtor and Debtor’s affiliates that Secured Party may at any time possess to any Secured Party affiliate and/or to any manufacturer or vendor of any property subject to any Schedule or to any other party with a financial interest in any Schedule, whether such information was supplied by Debtor to Secured Party or otherwise obtained by Secured Party.

(m) In the event Debtor or any Guarantor intends to engage in a transaction that will result in a Change of Control (defined below), Debtor will give Secured Party written notice of such intended transaction at least 10 days prior to the effective date thereof. Such written notice shall include, without limitation, the nature of the transaction that will result in such Change of

Control, the identity of the persons and entities (collectively, the “Buyer”) who will own the controlling interest in Debtor or such Guarantor, as applicable, as a result of such transaction, and such other information concerning the proposed transaction and the Buyer as Secured Party may reasonably request (including, but not limited to, Buyer’s organizational documents and financial statements). In the event that Buyer’s financial strength and credit history, as of the date of determination, is equal to or greater than those of Debtor or such Guarantor, as applicable, as reasonably determined (and communicated to Debtor) by Secured Party, then such Change of Control shall not constitute an Event of Default. If Secured Party reasonably determines that the Buyer’s fmancial strength and credit history, as of the date of determination, are less than those of Debtor or such Guarantor, as applicable, then such Change of Control shall constitute an Event of Default and Secured Party shall have the right to accelerate the maturity of any or all of the Schedules, which acceleration date (the “Acceleration Date”) may not be a date less than ten days following the delivery by Secured Party to Debtor of a notice of acceleration (“Acceleration Notice”). Debtor shall pay to Secured Party on or before the Acceleration Date an amount equal to the sum of the following amounts for each Schedule being terminated, (1) all accrued and unpaid interest, (2) the outstanding principal balance, and (3) all other amounts due under such Schedule. As used herein, “Change of Control” means (i) a change in the ownership of 50% or more (in the aggregate) of the Fully Diluted Equity Ownership (defined below) of Debtor or any Guarantor or (ii) any person or entity, by acquisition of stock or by agreement or otherwise, obtains the right to exercise majority voting control of Debtor or any Guarantor. “Fully Diluted Equity Ownership” means the authorized, issued and outstanding equity ownership interests of Debtor or a Guarantor, as applicable, plus all additional equity ownership interests if all convertible securities or interests of Debtor or Guarantor, as applicable, were exercised.

(n) To the extent the jury trial waiver in Section 10(a) is not permitted by law, in any judicial action or cause of action arising from this Master Financing Agreement or any Schedule or otherwise, including without limitation contract and tort disputes, all decisions of fact and law shall, at the request of either party, be referred to a referee in accordance with Section 638 et seq. of the California Code of Civil Procedure if the action is before a court of any judicial district of the State of California. The referee shall prepare written findings of fact and conclusions of law, and judgment upon the referee’s award shall be entered in court in which such proceeding was commenced. No provision or exercise of any right under this provision shall limit the right of Debtor or Security Party to exercise self-help remedies, such as foreclosure against or sale of any collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after the pendency of any judicial reference proceeding. The exercise of a remedy does not waive the right of either party to resort to judicial reference. The parties further agree that all disputes, claims and controversies between them shall be brought in their individual capacities and not as a plaintiff or class member in any purported class or representative proceeding.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Master Financing Agreement to be executed by their duly authorized representatives as of the date first above written.

Secured Party:		Debtor:

WESTERN ALLIANCE EQUIPMENT FINANCE, LLC		KODIAK ROBOTICS, INC.

By:	/s/ Brian Scott	By:	/s/ Eric Chow
Name:	Brian Scott	Name:	Eric Chow
Title:	Managing Director	Title:	VP, Finance

Legal Entity Type: C-Corp Jurisdiction of Organization or Formation: DE Mailing Address and Chief Place of Business:
1049 Terra Bella Avenue
Mountain View, CA 94043

Exhibit A

Form of Schedule

EQUIPMENT SCHEDULE

DATED AS OF 8/16/2022, 2022

TO MASTER FINANCING AGREEMENT

DATED AS OF July 19, 2022

This Equipment Schedule (this “Schedule”) between WESTERN ALLIANCE EQUIPMENT FINANCE, LLC (“Secured Party”) and the party(ies) executing this Schedule as Debtor (“Debtor”) hereby incorporates by this reference all of the terms and conditions of the above-referenced Master Financing Agreement between Secured Party and Debtor (as such agreement may be amended, modified or supplemented from time to time, the “Agreement”; this Schedule (including all of the terms and conditions of the Agreement incorporated herein), together with all documents executed in connection with this Schedule being collectively referred to as the “Loan”). In the event of a conflict between the provisions of the Agreement and this Schedule, the provisions of this Schedule shall control. Except as provided herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

1. EQUIPMENT: Subject to the terms and conditions of the Agreement, Secured Party agrees to finance Debtor’s purchase of the Equipment and Soft Costs described in Exhibit A attached.

2. TERMS AND INSTALLMENTS:

A. Term of Schedule: 60 months. The term of this Schedule will commence on 8/16/2022, 2022 (the “Term Commencement Date”), subject to and in accordance with the terms and conditions of this Schedule.

B. Advance Monthly Installment: $0. Secured Party will apply the Advance Monthly Installment to Debtor’s Monthly Installment under this Schedule for Month n/a.

C. Installments: 60 month(s) at $50,855.81 each (each, a “Monthly Installment”), plus all applicable taxes. In states assessing upfront sales and use tax, the Monthly Installments and any Interim Interest (as defined below) (collectively, “Installments”) will be adjusted to include the applicable sales and use tax amortized over the Term using a rate that preserves Secured Party’s economic yield for the transaction described in this Schedule. Debtor’s payment of Installments to Secured Party will be in [advance] [arrears] and otherwise in accordance with the “Monthly Installments/Down Payment” section of the Agreement. The interest rate with respect to this Schedule is 6.01% per annum.1 The interest rate and Installments reflect the Five (5) Year Swap Rate of 2.8720% (the “Initial Swap Rate”), and a 360-day year consisting of twelve consecutive thirty-day months. Secured Party reserves the right to adjust the interest rate and Installments on the Term Commencement Date based on the number of basis points that the Swap Rate’) has changed from the Initial Swap Rate, or for other changes in market conditions as determined by Secured Party in its sole discretion. In the event that any adjustment to the Installments is required to be made pursuant to this paragraph, Secured Party may elect that no adjustment be made to the First Monthly Installment (as defined below) and/or any Interim Interest due hereunder, but rather that each Monthly Installment following the First Monthly

Installment be adjusted to reflect the adjustment required to be made pursuant to this paragraph, as well as to reflect that no adjustment will be made to the First Monthly Installment and/or any Interim Interest. As used herein, “First Monthly Installment” shall mean the first Monthly Installment due under this Schedule which is greater than zero ($0) dollars.

(1) “Swap Rate” means the interest rate for swaps for the number of years set forth above as obtained by Secured Party from the Bloomberg Financial Service System (“Bloomberg”) on the date selected by Secured Party, which date shall be no earlier than seven business days immediately preceding the Term Commencement Date, or such other nationally recognized reporting source or publication as Secured Party may specify.

D. Accrued Interest: Monthly Installments shall be due beginning on the 1st of a calendar month (a “Payment Date”) and on the same day of each consecutive month thereafter. If the Term Commencement Date is not a Payment Date, the initial Term shall be extended by the number of days between the Term Commencement Date and the next Payment Date which occurs after the Term Commencement Date (such period, the “Interim Period”). Debtor shall pay accrued interest for the Interim Period (the “Interim Interest”) on the Payment Date for the First Monthly Installment, in an amount equal to (i) the Daily Interest Cost (as defined below), times (ii) the number of days in the Interim Period. “Daily Interest Cost” shall equal (1) the total amount funded under this Schedule, times (2) the interest rate applicable to this Schedule, divided by 360. Debtor agrees to pay an effective rate of interest that is the sum of the interest rate set forth in Section 2.C, together with any additional interest or rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan.

[1]	NTD: Interest rate for initial draw to be fixed at 6.01%

3. VOLUNTARY PREPAYMENT. The Debtor may at any time prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original Financed Equipment Cost (set forth above) during the applicable period set forth below:

Prior to the first anniversary of the Term Commencement Date: no prepayment permitted;

Month thirteen (13) through and including month twenty-four (24) following the Term Commencement Date: two percent (2%);

Month twenty-five (25) through and including month thirty-six (36) following the Term Commencement Date: one percent (1%);

and zero percent (0%) thereafter, plus, in each case, all other sums due hereunder.

Upon such voluntary prepayment in full, Secured Party shall procure, deliver or execute and deliver to Debtor or Debtor’s designee any documents, instruments, releases or other agreements reasonably necessary, each in form and substance reasonably satisfactory to Secured Party or take any other actions, as reasonably requested by Debtor, from time to time, to release, discharge or terminate any security interest or lien with respect to Debtor’s assets or to evidence the release, discharge or termination of any guarantee, security interest or lien with respect thereto. No prepayment premium shall be due and owing upon acceleration.

4. DEBTOR CERTIFICATIONS: Debtor certifies that as of the date hereof (i) no Event of Default, or event with the passage of time or providing of notice would constitute an Event of Default, exists under the Agreement; (ii) the representations and warranties made by Debtor pursuant to or under the Agreement are true and correct in all material respects as of the date hereof, and (iii) Debtor has reviewed and approves of the purchase documents, if any, for the Equipment.

5. EXECUTION; DELIVERY: As used in this section, “Document” shall mean the Agreement, this Schedule and each document executed in connection herewith or therewith. Each Document will be created and evidenced as follows: (i) Secured Party will deliver to Debtor an electronic or paper version of each Document; (ii) Debtor will print and sign (and initial where indicated), using either ink on paper (a “manual” signature), the signature page of each such Document and deliver the same to Secured Party by overnight courier delivery, using a nationally-recognized courier service (or if instructed or expressly permitted by Secured Party, by electronic delivery or facsimile); (iii) Secured Party will sign (electronically, digitally or manually, at Secured Party’s option) each signature page so delivered by Debtor (if the Document requires Secured Party’s signature); and (iv) Secured Party will attach each fully signed signature page to an electronic or printed paper copy of the applicable Document. Debtor hereby represents and warrants that it has not modified the Document sent to Debtor for signature. Each Document produced by this process will be conclusively presumed to be identical to the version signed or initialed by Debtor, and Secured Party may (at its option) retain only a copy of such Document and dispose of the version containing Debtor’s manual signature. Secured Party and Debtor intend that each Document produced by this process shall be for all imposes (including perfection of security interests and admissibility of evidence) the sole original authenticated Document; and to the extent, if any, that any Document constitutes chattel paper (as the term is defined in the applicable Uniform Commercial Code), no security interest in such Document may be created through the transfer or possession of any counterpart or copy thereof, other than the Document produced by this process. Debtor agrees not to raise as a defense to the enforcement of any Document that Debtor executed such Document by electronic or digital means or used facsimile or other electronic means to transmit its signature on such Document.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

Secured Party:		Debtor:

WESTERN ALLIANCE EQUIPMENT FINANCE, LLC		KODIAK ROBOTICS, INC.

By:	/s/ Brian Scott	By:	/s/ Eric Chow
Name: Brian Scott		Name: Eric Chow
Title: Managing Director		Title: VP, Finance

EXHIBIT A

(Collateral Description)

Fifteen (15) 2023 Kenworth T680 3-Axle Tractors and captain’s chairs

Located at: [***]

Vins: [***]

and including, but not limited to, all purchase orders, software, general intangibles related thereto and any accounts created thereby, together with (i) all substitutions for, and products and proceeds of any of the foregoing property, (ii) all accessions thereto, (iii) all accessories, additions, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing property, (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing property, and (v) all insurance and/or other proceeds of any type of any of the foregoing property.